UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026
Atkore Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

N/A
(Former name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 19, 2026 (the “Closing Date”), Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Buyer”), completed the previously announced acquisition of Atkore Inc., a Delaware corporation (“Atkore” or the “Company”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of August 2, 2026 (the “Merger Agreement”), by and among the Company, Buyer, Trinity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and, solely for purposes of Sections 9.8 and 9.15 of the Merger Agreement, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company.

Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Buyer (the “Surviving Corporation”).

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Termination of Credit Facilities

In connection with the consummation of the Merger on the Closing Date, the Company terminated all commitments outstanding under its credit facilities and repaid in full all obligations outstanding thereunder, including all amounts required to be paid in connection with such termination and repayment, and all liens and security interests securing such obligations and all guarantees of such obligations were released and terminated. The credit facilities consisted of (i) the Term Loan Credit Agreement, dated as of May 26, 2021, among the Company, Atkore International, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, as amended from time to time, and (ii) the Amended and Restated Credit Agreement, dated as of August 28, 2020, among the Company, Atkore International, Inc., Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other parties thereto, as amended from time to time.

Redemption of Senior Notes

In connection with the consummation of the Merger on the Closing Date, the Company redeemed all of its outstanding 4.25% Senior Notes due 2031 (the “Senior Notes”) issued pursuant to that certain Indenture, dated as of May 26, 2021 (the “Indenture”), by and among the Company, the subsidiary guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. In accordance with the Indenture, the Company redeemed $400 million in aggregate principal amount of the Senior Notes at a redemption price equal to 102.125% of the principal amount of the Senior Notes redeemed (which is equal to $1,021.25 per $1,000 principal amount), plus accrued and unpaid interest thereon to, but excluding, the Closing Date.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, each share of the Company's common stock, par value $0.01 per share (the “Company Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain customary exceptions specified in the Merger Agreement) was converted into the right to receive $95.00 in cash, without interest (the “Merger Consideration”).

Also at the Effective Time:

•Each option to purchase shares of Company Stock (a “Company Option”) that was outstanding immediately prior to the Effective Time, whether or not vested, was deemed fully vested and canceled and converted into the right to receive a cash payment from the Surviving Corporation equal (A) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option multiplied by (B) the total number of shares of Company Stock underlying such Company Option. Each Company Option with an exercise price per share that was equal to or greater than the Merger Consideration was canceled for no consideration;

•Each award of restricted stock units corresponding to shares of Company Stock (a “Company RSU”) that was outstanding immediately prior to the Effective Time, whether or not vested, was deemed fully vested and canceled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (A) the Merger Consideration and (B) the total number of shares of Company Stock underlying such Company RSU;

•Each award of performance restricted stock units corresponding to shares of Company Stock (a “Company PSU”) that was outstanding immediately prior to the Effective Time, whether or not vested, was canceled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (A) the Merger Consideration and (B) the total number of shares of Company Stock underlying such Company PSU. The number of shares of Company Stock underlying a Company PSU was determined in accordance with the applicable terms of such Company PSU; and

•Each award of deferred stock units corresponding to shares of Company Stock (a “Company DSU”) that was outstanding immediately prior to the Effective Time, whether or not vested, was canceled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (A) the Merger Consideration and (B) the total number of shares of Company Stock underlying such Company DSU.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 3, 2026 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and that each share of the Company Stock issued and outstanding immediately prior to the Effective Time (subject to certain customary exceptions specified in the Merger Agreement) had been converted into the right to receive the Merger Consideration. The Company requested that the NYSE (i) halt trading of the Company Stock on the NYSE prior to the opening of trading on the Closing Date, (ii) withdraw the Company Stock from listing on the NYSE and (iii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 (the “Form 25”) to effect the delisting of the Company Stock from the NYSE and the deregistration of the Company Stock under Section 12(b) of the Exchange Act. As a result, the Company Stock, which previously traded under the symbol “ATKR,” will no longer be listed on the NYSE.

After the Form 25 becomes effective, the Company intends to file a certification on Form 15 with the SEC to terminate the registration of the Company Stock under the Exchange Act and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the consummation of the Merger, at the Effective Time, holders of Company Stock (subject to certain customary exceptions specified in the Merger Agreement) immediately prior to such time ceased to have any rights as stockholders of the Company, other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Buyer. The aggregate amount of cash payable as Merger Consideration by Buyer in connection with the Merger is approximately $3.3 billion, funded by a combination of equity financing and debt financing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note, Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

In accordance with the terms of the Merger Agreement, as a result of the Merger, each of Michael V. Schrock, Franklin S. Edmonds, Jr., B. Joanne Edwards, Jeri L. Isbell, Wilbert W. James, Jr., Justin A. Kershaw, Scott H. Muse, Betty R. Wynn, A. Mark Zeffiro and William E. Waltz, Jr. ceased to be a director of the Company as of the Effective Time.

Effective as of the Effective Time, the sole stockholder of the Company following consummation of the Merger appointed the following individuals as the directors of the Company: Andrea Pirondini, Saskia Maria Veerkamp, and Paul Furtado.

Officers

In accordance with the terms of the Merger Agreement, as a result of the Merger, each of William E. Waltz, Jr., John M. Deitzer, Daniel S. Kelly, Mark F. Lamps, John W. Pregenzer and James W. Alvey ceased to be an officer of the Company as of the Effective Time.

Effective as of the Effective Time, the board of directors of the Company following the consummation of the Merger appointed the following individuals as the officers of the Company: Andrea Pirondini (President and Chief Executive Officer), Saskia Maria Veerkamp (Vice President), Federico Urban (Vice President and Treasurer) and Matthew O. Wagner (Vice President and Corporate Secretary).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation of the Surviving Corporation was amended and restated in its entirety to read as set forth in the form attached as Exhibit A to the Merger Agreement, and the by-laws of the Surviving Corporation were amended and restated in their entirety to read as set forth in the form attached as Exhibit B to the Merger Agreement. Copies of the Fifth Amended and Restated Certificate of Incorporation of Atkore Inc. and the Fifth Amended and Restated By-laws of Atkore Inc. are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of August 2, 2026, by and among Atkore Inc., Prysmian S.p.A., Trinity Merger Sub, Inc. and, solely as provided in Section 9.8 and Section 9.15 thereof, Prysmian Cables and Systems USA, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2026).

3.1	Fifth Amended and Restated Certificate of Incorporation of Atkore Inc.
3.2	Fifth Amended and Restated By-laws of Atkore Inc.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INC.

By: /s/ Matthew O. Wagner
Matthew O. Wagner
Vice President and Corporate Secretary

Date: October 19, 2026